UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 14, 2012

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

Address of Principal Executive Offices, Including Zip Code

(212) 758-6622

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 14, 2012 the Company executed a memorialization of an Extension Agreement (effective July 15, 2012) with Mark A. Smith (‘MAS’), the Company’s Executive Chairman, President and General Counsel, pursuant to which MAS agreed to extend his service to Bion for 18 additional months through June 30, 2014, continue certain deferrals of cash compensation and other matters. See Exhibit 10.1.

On August 14 , 2012 the Company memorialized the prior oral agreement (effective July 15, 2012), with Dominic Bassani (‘DB’), the Company’s CEO, pursuant to which DB agreed to continue his service to Bion as CEO for an additional year, continue certain cash compensation deferrals and other matters. See Exhibit 10.2.

On August 21, 2012 the Company memorialized certain agreements with Edward Schafer (‘ES’), the Company’s Executive Vice Chairman, related to ES’s potential extended service to Bion , continued deferral of certain cash compensation and other matters.  See Exhibit 10.3.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits:

Exhibit Number	Description

10.1	Memorialization of Smith Extension Agreement (dated August 14, 2012).

10.2	Memorialization of Bassani Extension Agreement (dated August 14, 2012).

10.3	Memorialization of Schafer Agreement (dated August 21, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bion Environmental Technologies, Inc.

Date:  August 21, 2012

By: /s/ Mark A. Smith

       Mark A. Smith, President